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                                                                    Exhibit A-62

                            ARTICLES OF INCORPORATION

[Seal of the state of Indiana]          State Form 4159

                          ARTICLES OF INCORPORATION OF:

The undersigned desiring to form a corporation (herein after referred to as "Corporation) pursuant to the provisions of: Indiana Business Corporation Law.

As amended, executes the following Articles of Incorporation:

                                 ARTICLE I: NAME

Name of Corporation: Lake Erie Land Company

                     ARTICLE II REGISTERED OFFICE AND AGENT:

The street address of the corporation's registered office in Indiana and the name of its initial registered agent at that office is:

CT Corporation System
1 north Capitol, Indianapolis, Indiana 46204

                         ARTICLE III AUTHORIZED SHARES:

The total number of shares which the corporation is authorized to issue is at least one class of shares, is hereby authorized unlimited voting rights, and is entitled to receive net assets of the Corporation upon dissolution. Number of shares: 1,000 shares

                            ARTICLE IV INCORPORATORS:

David J. Daddario         100 Park Avenue, 19(th) Floor       New York NY 10017

In Witness Whereof, the undersigned being all the incorporators of said corporation execute these Articles of Incorporation and verify, subject to penalties of perjury, that the statements contained herein are true, this 12th day of October, 1989

/s/ Richard M. Schumacher


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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE


                          CERTIFICATE OF INCORPORATION

                                       OF

                             LAKE ERIE LAND COMPANY

I, JOSEPH H. HOGSETT, Secretary of State of Indiana, hereby certify that Articles of Incorporation of the above corporation, have been presented to me at my office accompanied by the fees prescribed by law; that I have found such Articles conform to law; all as prescribed by the provisions of the

Indiana business Corporation Law, as amended.


NOW, THEREFORE, I herby issue to such Corporation this Certificate of Incorporation, and further certify that its corporate existence will begin October 12, 1989.

[Seal of the State of Indiana]

                                       In Witness Whereof, I have hereunto set
                                       my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twelfth day of October, 1989.

                                       /s/ JOSEPH H. HOGSETT, Secretary of State